Exhibit 99.1

TeleTech Expands Existing Revolving Credit Facility
by $150 Million to $500 Million

ENGLEWOOD, Colo., April 2, 2012 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer engagement and experience solutions, today announced that it has increased the total commitments under its existing revolving credit facility to $500 million by exercising the full $150 million accordion feature permitted under the agreement.

“The strong participation we received from our banking partners on the expansion of our credit facility reaffirms the strength of our leadership team, vision and financial position,” said Ken Tuchman, chairman and chief executive officer of TeleTech. “This access to additional committed capital further supports TeleTech’s strategy of maintaining a strong balance sheet while enabling significant financial flexibility to fund both organic growth and share repurchases along with the pursuit of accretive acquisitions.”

As of December 31, 2011, TeleTech had cash and cash equivalents of $156.4 million, $64.0 million of borrowings on its credit facility and total other debt of $2.4 million, resulting in a net positive cash position of $90.0 million.

KeyBank Capital Markets Inc. acted as the lead arranger and sole book runner for the facility with participation from eight other prestigious banks including Wells Fargo Bank, Bank of America, JPMorgan Chase Bank, BBVA Compass Bank, HSBC Bank USA, Bank of the West, Citibank,  and The Northern Trust Company.  KeyBank (NYSE:KEY) National Association is the administrative agent.  The facility will mature on September 30, 2015.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, build, implement and manage superior customer experiences across the customer lifecycle in order to drive shareholder value.  As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, our more than 42,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Our companies deliver award-winning integrated solutions in support of customer innovation, revenue generation, technology innovation, enterprise innovation, learning innovation and strategic management consulting. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of April 2, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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